Exhibit No. 9.1
Ozolutions, Inc.
Form 10-SB
File No. 0-31343

         OZOLUTIONS INC.  SALES REPRESENTATIVE AGREEMENT

I.  APPOINTMENT AS REPRESENTATIVE

     OZOLUTIONS INC. herein called OZOLUTIONS, a company duly constituted under the laws of Canada and having its head office at 30 Denver Crescent, Suite 200, Toronto, Ontario, Canada and (name of representative) hereinafter called the REPRESENTATIVE, effective on ( enter date) have entered into this agreement.

OZOLUTIONS   hereby  appoints  the REPRESENTATIVE  as  its  Sales
Representative in the TERRITORY ( AS DEFINED ON Page 9 of this agreement) for the solicitation of orders for PRODUCTS. For the purposes of this Agreement, PRODUCTS shall consist of:

     A. Ozone Generating Equipment, Systems and Accessories as offered by OZOLUTIONS, as of this date.

     B.    Other  Environmental Systems OR  PRODUCTS  AS  MAY  BE
OFFERED BY OZOLUTIONS and added, by addendum, to this agreement.

This agreement specifically excludes:

     A.      Analyses,   test   reports,   engineering   studies,
feasibility reports, pilot studies, pilot equipment rentals, pools, spas, cooling towers, medical ozone applications, pulp and paper plants, spare parts and service, inspections and inspection report, design services or other test work performed by OZOLUTIONS except, special cases which will be discussed as they arise.

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II.  SALES EFFORT

REPRESENTATIVE accepts this appointment and shall use its best efforts to solicit orders for the sale of the PRODUCTS in the TERRITORY and as part of such effort, assumes the responsibility of promoting the sales of the PRODUCTS with government, industry, consulting engineers, general contractors, subcontractors and owners of projects within the assigned TERRITORY to the complete satisfaction of OZOLUTIONS. REPRESENTATIVE shall maintain an effective organization in the TERRITORY with such personnel as is necessary to achieve maximum sales of the PRODUCTS. REPRESENTATIVE shall pay all of its own expenses in connection with its activities under this Agreement.

III. REPRESENTATIVE'S LEGAL STATUS- LIMITS OF AUTHORITY

REPRESENTATIVE is not an employee of OZOLUTIONS in any respect whatsoever, and no employee/employer relations, functions, liabilities and responsibilities exist between OZOLUTIONS and REPRESENTATIVE. REPRESENTATIVE is not granted any right, power or authority to enter into contracts or assume any obligations, liabilities or expenses on behalf of OZOLUTIONS or to assume any obligations, liabilities. or expenses on behalf of OZOLUTIONS or to accept any summons or other legal process for OZOLUTIONS.

In cases where OZOLUTIONS quotes directly to a client, all prices, discounts, specifications, delivery schedules, guarantees, and terms and conditions governing the sale of the PRODUCTS shall be established solely by OZOLUTIONS and are to be quoted by REPRESENTATIVE only by prior written permission by OZOLUTIONS subject to agreement with REPRESENTATIVE.

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The  REPRESENTATIVE shall not at any time during the life of this
Agreement  represent,  offer  for  sale,  or  sell  directly   or
indirectly, any products competitive with OZOLUTIONS PRODUCTS without the knowledge and prior written consent of OZOLUTIONS.

IV.  COMPLIANCE WITH LAWS AND REGULATIONS

REPRESENTATIVE   will comply with all local laws.  REPRESENTATIVE
also agrees to abide by all rules established by OZOLUTIONS from time to time governing the activities of sales representatives.

V.   PURCHASE AND RESALE OF OZOTITAN POINT-OF-ENTRY AND POINT-OF-
USE UNITS.

OZOLUTIONS and REPRESENTATIVE agree to the following method governing the acquisition and resale of OzoTitan units by REPRESENTATIVE in the Province of Ontario. OZOLUTIONS will make OzoTitan units available to REPRESENTATIVE upon receipt of a purchase order at a price determined by OZOLUTIONS including appicable taxes and shipping costs.

A fifty per cent (50%) down payment will be paid by REPRESENTATIVE along with the Purchase Order with the balance due on delivery. REPRESENTATIVE will sell units to end users( customers) on a "Company Want Price" established by OZOLUTIONS. Installation and service charges to end users are the responsibility of REPRESENTATIVE except in cases where the warranty or guarantees provided by the manufacturer(Hankin Ozone Systems) are applicable. In such instances, REPRESENTATIVE is required to consult with OZOLUTIONS regarding the applicability of warranties or guarantees before undertaking service work or invoicing end users.

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VI.  COMMISSION COMPUTATION (REPRESENTATIVE outside Ontario).

In those territories outside Ontario, namely Mexico and the Caribbean Zone, REPRESENTATIVE will be compensated on a commission basis. Subject to the terms set forth herein, commissions will be computed by OZOLUTION in accordance with the Commission Schedule set forth in this agreement.

     A. Sales Commission earned for effort expended by the REPRESENTATIVE with the general contractor, sub contractor or owner to obtain the purchase order or contract, and for
services  to  the  Purchaser  before,  during  and  after   the
bidding/negotiation.

The  Sales Commission shall be Ten per cent (10%) of the  total
payable   amount   of   the  contract   price   negotiated   by
REPRESENTATIVE and approved by OZOLUTIONS.

     B. Commission Computation; Subject to the terms set forth herein, commission shall be computed by OZOLUTIONS in accordance with the Commission Schedule set forth in this agreement

For  jobs sold F.O.B., Commissions set forth herein, commission
will   be  computed  by  OZOLUTIONS  IN  ACCORDANCE  WITH   THE
Commission Schedule set forth in this agreement.

For jobs sold F.O.B., commissions will be computed from the original net F.O.B. sales price for PRODUCTS less any taxes, duty, freight, royalties or licensee fees (herein deductions).

Where PRODUCTS are sold on an erected and installed basis, the commission will be computed on the original contract price less the deduction identified above. Subsequent change orders or revision to the contract which increase or decrease the price shall not be considered in computing any commission. (Normal change orders).

Where the customer cancels or deletes all or a portion of OZOLUTIONS work resulting in a reduction in OZOLUTIONS contract amount, such reduction will be considered a deduction in computing commissions.

Any  discussions altering commissions will be conducted between
OZOLUTIONS   and  the  REPRESENTATIVE  who  is   handling   the
quotation.

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     C.    Payment  Schedule:  Payments of  commissions  earned
shall occur in accordance with the terms of payment of the subject project, on a pro rata basis to the payments received by OZOLUTIONS.

     D. No payments will be due or owing for any work that does not directly result in an order.

     E. Additional Commission Provisions; No further commission shall be payable in the event OZOLUTIONS receives notice of bankruptcy, insolvency, liquidation, or any similar proceedings involving the customer or owner or REPRESENTATIVE in cases where complete payment by the client has not occured.

VII. SALES REPORTS AND LITERATURE

REPRESENTATIVE agrees to send promptly to OZOLUTIONS reports concerning its activities with respect to PRODUCTS in the assigned Territory, including lists of prospective customers; analyses of lost jobs, whether a project is cancelled or lost to a competitor; REPRESENTATIVES sales promotion activities; status of pending inquiries, market forecasts, activities of competitors and such information as OZOLUTIONS may reasonably request.

Ozolutions shall furnish REPRESENTATIVE with samples of its advertising material, information and assistance with regard to equipment selection, sizing and pricing and such other technical information as OZOZLUTIONS deems necessary to enable REPRESENTATIVE to fulfill its obligations. All such literature and information shall remain the property of OZOLUTIONS, shall be kept confidential, and shall be returned to OZOLUTIONS upon termination of this Agreement.

REPRESENTATIVE   shall   not   disclose   any   of   OZOLUTIONS
confidential information to third parties except in furtherence of this Agreement, and then only after written permission is received from OZOLUTIONS.

VIII. ASSIGNMENT

REPRESENTATIVE agrees not to assign this Agreement to any yhird party in whole or in part without prior written consent from OZOLUTIONS.

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IX.  VALIDITY AND TERMS

     A.    This  agreement shall remain in effect for  one  (1)
year  from date of signature subject to renewal at any time  by mutual  agreement.  Renewal must be  renegotiated  beginning  3 months before expiration.

     B. Where the REPRESENTATIVE terminates OZOLUTIONS, no commission shall be paid on projects which have been worked on but which are not under contract to OZOLUTIONS.

     C. Where OZOLUTIONS terminates the Agreement upon a breach of any of the terms and conditions or any other just cause, no commission shall be payable on projects which have been worked on but which are not under contract to OZOLUTIONS.

X.   ARBITRATION OF DISPUTES

     A. OZOLUTIONS and REPRESENTATIVE agree that a spirit of cooperation, confidence and respect for each other are of utmost importance in carrying on a mutually satisfactory relationship.

     B.     When   disputes  do  arise  as  a   result   of   a
misunderstanding or breach of duties, every effort shall be made to arrange fair, practical and speedy adjustment of the differences.

     C. OZOLUTIONS and REPRESENTATIVE agree that disputes, which cannot be adjusted amicably between parties shall, upon written request of either party, become a matter of arbitration. Such arbitration shall be in accordance with arbitration rules and procedures established by the American Arbitration Association. It is agreed that the arbitrator's judgement is final and can be enforced and entered as a judgement in any court having jurisdiction thereof. The total cost of the arbitration shall be borne by the party ruled against.

     D. The parties expressly agree that this Agreement shall be interpreted in accordance with the laws of the Province of Ontario, Canada regardless of the jurisdiction in which this Agreement is executed or performed.

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X1.  AGREEMENT STATUS

This agreement embodies the entire Agreement and understanding of the parties, and there are no other Agreements of understandings related hereto. No modifications of the Agreement shall have any force or effect unless made in writing and signed by both parties.

XII. DOCUMENTS OF AGREEMENT

This   Agreement  consists  of  a  total  of  nine  (9)  pages,
consecutively numbered 1 through 9 inclusive and is each page typewritten, on one side only.

IN  WITNESS  WHEREOF OF THE PARTIES HERETO HAVE  EXECUTED  THIS
Agreement by their duly authorized representatives effective as of the day and year first given above.

OZOLUTIONS INC.                              REPRESENTATIVE


_____________________                   ___________________
per                                     per


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   COMMISSION CALCULATION SCHEDULE FOR F.O.B. EQUIPMENT SUPPLY


        Commission    Contract Dollar  Commission      Commission
            Rate         Value           Interval        Cumulative
   _______________________________________________________-
           10.0  %  First $100,000      $10,000          $10,000

            7.5  %  Next  $100,000       $7,500          $17,000

            6.0  %  Next  $300,000      $18,000         $ 35,000

            2.0  %  Next  $500,000      $10,000         $ 45,000

            1.0  %  On  Balance

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The  REPRESENTATIVE'S TERRITORY covered by this Agreement shall include and be limited to: ( Describe the boundaries of the assigned Territory).




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